As filed with the United States Securities and Exchange Commission on February 26, 2021 under the Securities Act of 1933, as amended.
No. 333-252363
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Twin Ridge Capital Acquisition Corp.
(Exact name of registrant as specified in its charter)
Cayman Islands	6770	98-1577338
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
707 Menlo Avenue, Suite 110
Menlo Park CA 94025
(212) 235-0292
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Sanjay K. Morey Co-Chief Executive Officer 707 Menlo Avenue, Suite 110 Menlo Park CA 94025 (212) 235-0292	William P. Russell, Jr. Co-Chief Executive Officer 707 Menlo Avenue, Suite 110 Menlo Park CA 94025 (212) 235-0292
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Christian O. Nagler Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Elliott M. Smith, Esq. Jessica Y. Chen, Esq. White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200 Fax: (212) 354-8113
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	23,000,000 units	$10.00	$230,000,000	$25,093
Class A ordinary shares included as part of the units(3)	23,000,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	7,666,667 warrants	—	—	—(4)
Total			$230,000,000	$25,093(5)
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 1,000,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share sub-divisions, share dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Twin Ridge Capital Acquisition Corp. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-252363) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibits index to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Kirkland & Ellis LLP.*
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.*
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*
10.6	Promissory Note, dated as of January 12, 2021, between the Registrant and the Sponsor.*
10.7	Securities Subscription Agreement, dated January 12, 2021, between the Registrant and the Sponsor.*
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.*
23.1	Consent of Marcum, LLP.*
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).*
23.3	Consent of Maples and Calder (included on Exhibit 5.2).*
24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*
99.1	Consent of Alison Burns.*
99.2	Consent of Paul Henrys. *
99.3	Consent of Gary Pilnick.*
*	Previously filed.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 26th day of February, 2021.
TWIN RIDGE CAPITAL ACQUISITION CORP.

By:	/s/ Sanjay K. Morey
	Name:	Sanjay K. Morey
	Title:	Co-Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date

/s/ Dale Morrison	Chairman	February 26, 2021
Dale Morrison

/s/ Sanjay K. Morey	Co-Chief Executive Officer, President and Director (Principal Executive Officer)	February 26, 2021
Sanjay K. Morey

/s/ William P. Russell, Jr.	Co-Chief Executive Officer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 26, 2021
William P. Russell, Jr.
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